Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS Agreement is made as of the Monday, January 13, 2020 (hereinafter referred to as the "Effective Date"), by and between Zoom Telephonics, Inc. (hereinafter referred to as "ZOOM") lawfully doing business at 225 Franklin Street, 26th Floor, Boston, MA 02110 USA and Jacquelyn Barry Hamilton DBA as Delfinavent, LLC (hereinafter referred to as "CONSULTANT") lawfully doing business at Zoom Telephonics, Inc.

WITNESSETH

WHEREAS, CONSULTANT desires to provide services to ZOOM and ZOOM desires to have certain services provided;

NOW THEREFORE, ZOOM and CONSULTANT (hereinafter referred to as the "Parties") do hereby mutually agree as follows:

1.
TERM OF THIS AGREEMENT:

The term of this Agreement shall commence on the Effective Date and shall continue to April 13, 2020. After the initial three (3) month period, this Consulting Services Agreement will terminate, unless the Parties mutually agree to extend in writing (10) business days prior to the expiration date.

2.
SPECIFICATION OF SERVICES AND COMPENSATION:

Services provided by CONSULTANT shall be on a month-to-month basis. The nature of the services to be provided by CONSULTANT is specified in Exhibit A (the “Services” or “services”), which is attached hereto and made a part hereof. For the services of CONSULTANT, ZOOM agrees to pay CONSULTANT at the rate specified in Exhibit B. CONSULTANT will keep accurate records of the time expended in performing services hereunder, and payment shall be made by ZOOM via ACH electronic fund transfer to CONSULTANT’s designated bank account at Net Thirty (30) days payment terms upon submission of CONSULTANT’s electronically mailed WEEKLY invoices and signed approval by ZOOM’s authorized personnel. The electronically mailed WEEKLY invoices shall be reviewed promptly upon receipt and approval for payment shall not be unreasonably withheld.

ZOOM shall reimburse CONSULTANT for any travel or out-of-pocket expense incurred which may be required from time to time in the delivery of services under this agreement. Any reimbursable travel or reimbursable expense must be approved in writing by ZOOM’s authorized personnel in advance of incurring the expense. Approval for reimbursement shall be in accordance with ZOOM travel and expense reimbursement policies in effect when the reimbursable expense is incurred.

All records necessary to support compensable payments under this Agreement shall be maintained by CONSULTANT on a current basis and shall be retained for one (1) year after completion of services. Upon reasonable notice, such records shall be made available for review and verification by ZOOM.

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CONSULTANT agrees to provide ZOOM with written or oral progress reports at such times as ZOOM shall request. The time reasonably required for preparing such reports will be reimbursable.

3.
INDEPENDENT CONTRACTOR:

The relationship between CONSULTANT and ZOOM shall be, and shall at all times remain, that of independent contractor and not that of employer and employee, master and servant, or principal and agent. CONSULTANT shall have no authority to act for ZOOM as ZOOM's agent or to make any commitments for ZOOM. CONSULTANT agrees to do all things legally required to establish and maintain CONSULTANT's status as an independent contractor.

CONSULTANT represents that: (a) CONSULTANT is free from ZOOM’S control and direction and will work independently in connection with performance of the Services; (c) the Services are outside the usual course of business of ZOOM; and (d) CONSULTANT is customarily engaged in an independently established trade, occupation, profession or business of the same nature as the Services. CONSULTANT represents that CONSULTANT offers services to the relevant market. CONSULTANT acknowledges and agrees that CONSULTANT is responsible for ordering or sequencing its work, and for providing the tools, staff, supplies and know-how necessary to perform the Services. CONSULTANT is solely responsible, and will indemnify and hold ZOOM harmless, for any payment of taxes on compensation that CONSULTANT receives for the Services and for any and all claims and damages arising out of or in connection with Consultant’s performance of the Services, or arising out of or related to any employees or independent Consultants engaged by CONSULTANT.

CONSULTANT acknowledges that CONSULTANT must not at any time hold itself out as, or make any statements that may reasonably result in an individual or entity believing that it is, an employee of ZOOM or has authority to bind ZOOM or act as an agent of ZOOM, except as is required for performance of the Services. For avoidance of doubt, CONSULTANT may not at any time use ZOOM’s name or address on any business card, signature block, letterhead, or any other such materials that would indicate or be interpreted as indicating that CONSULTANT has any relationship other than that of an independent Consultant with ZOOM, without ZOOM’s express written authorization.

4.
COMPLIANCE WITH RULES AND LAWS:

Notwithstanding the provisions of Paragraph 3, CONSULTANT agrees to abide by ZOOM rules and regulations and to do only that which is in the best interests of the ZOOM. CONSULTANT will perform only those services identified in Paragraph 2 and will work only in areas designated for such services.

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CONSULTANT shall comply, and do all things necessary for ZOOM to comply, with all governmental and quasi-governmental laws, statutes, ordinances, rules, regulations and orders applicable to the services provided by CONSULTANT under this Agreement, including, but not limited to, workers' compensation, safety and health, wage and hour, discrimination and labor law. In addition, CONSULTANT specifically agrees that it has complied with and will continue to comply with the Immigration Reform and Control Act of 1987. CONSULTANT agrees to and shall indemnify ZOOM and hold ZOOM harmless for any penalties assessed against ZOOM because of its contractual relationship with CONSULTANT.

CONSULTANT hereby assures ZOOM that it does not intend to and will not knowingly, without the prior written consent, if required, of the Office of Export Licensing of the U.S. Department of Commerce, transmit directly or indirectly any technical data, software or other information outside of the United States of America.

CONSULTANT shall not discriminate against any person with respect to hiring, firing or other terms and conditions of employment because of race, color, religion, sex, national origin, physical or mental handicap, Vietnam Era or disabled veteran status.

CONSULTANT will indemnify ZOOM, its employees, officers, directors, agents, representatives and its affiliates from an against all and any liability, loss, damage, costs and expenses which ZOOM and/or its affiliates may incur or suffer, whether direct, indirect or consequential, in connection with any claim by any current or former employee of ZOOM, or any third party, based on any claim arising out of or connected with or related to CONSULTANT’s act(s) or omission(s), including any claim by a third party for CONSULTANT’s Services infringing upon such third party’s rights.

5.
ASSIGNMENT OF INVENTIONS:

A.
Subject to paragraph B immediately below, CONSULTANT hereby assigns and agrees to assign to ZOOM all of CONSULTANT's right, title and interest in and to any inventions, formulas, techniques, processes, ideas, algorithms, discoveries, designs, developments and improvements which CONSULTANT may make, reduce to practice, conceive, invent, discover, design or otherwise acquire during the term of and arising out of services performed under this Agreement, whether or not made during regular working hours, relating to the actual or anticipated business, products, research or development of ZOOM (collectively, "Inventions").

B.
The foregoing shall not apply to, and CONSULTANT shall not be required to assign any of CONSULTANT's rights in an invention that CONSULTANT developed entirely on CONSULTANT's own time without using ZOOM's equipment, supplies, facilities, computer programs, trade secret(s) and/or other proprietary and/or confidential information, except for those inventions that either:

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(i)
relate directly or indirectly at the time of conception or reduction to practice of the invention, to ZOOM's business, or to the actual or contemplated products, research or development of ZOOM, or

(ii)
result from any work performed by CONSULTANT for ZOOM.

6.
TRADE SECRETS, CONFIDENTIAL, AND/OR PROPRIETARY INFORMATION:

CONSULTANT shall regard and preserve as confidential: (i) all trade secrets and/or other proprietary and/or confidential information belonging to ZOOM; and (ii) all trade secrets and/or other proprietary and/or confidential information belonging to a third party which have been confidentially disclosed to ZOOM, which trade secrets and/or other proprietary and/or confidential information described in (i) and (ii) above (collectively, "Confidential Information") have been or may be developed or obtained by or disclosed to CONSULTANT by reason of CONSULTANT's relationship with ZOOM. CONSULTANT shall not, without written authority from ZOOM to do so, use for CONSULTANT's own benefit or purposes, or the benefit or purpose of any person or entity other than ZOOM, nor disclose to others, either during the term of this Agreement or thereafter, except as required in the course of performance of services under this Agreement, any Confidential Information. This provision shall not apply to Confidential Information that has been voluntarily disclosed to the public by ZOOM, or otherwise entered the public domain through lawful means. Confidential Information shall include, but not be limited to, all nonpublic information relating to ZOOM's (i) business, research, development and marketing plans, strategies and forecasts; (ii) business; (iii) products (whether existing, in development, or being contemplated); (iv) customers' identities, usages, and requirements; (v) reports; (vi) formulas; (vii) specifications; (viii) designs, software and other technology; (ix) research and development programs; and (x) terms of contracts.

CONSULTANT agrees that no confidential and/or proprietary information of any other person or corporation will be utilized by CONSULTANT in the performance of this Agreement and that the information supplied or utilized by CONSULTANT will not be under any restriction as to its use, without fee or royalty to CONSULTANT or any third party, by ZOOM or ZOOM's subsidiaries, affiliates, customers or licensees.

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7.
WORKS OF AUTHORSHIP:

CONSULTANT agrees that any original works of authorship, including, without limitation, all documents, blueprints, drawings, mask works and computer programs (including, without limitation, all software, firmware. object code, source code, documentation, specifications. revisions, supplements, modules, and upgrades), conceived, created, performed or produced during the term of and arising out of the performance of services under this Agreement, and all foreign and domestic, registered and unregistered, copyrights and mask work rights and applications for registrations therefore related to any such work of authorship, in each case, whether or not made during regular working hours, relating to the actual or anticipated business, products, research or development of ZOOM (collectively, "Works of Authorship") shall be the exclusive property of ZOOM. To the extent that CONSULTANT has or obtains any right, title or interest in or to any Works of Authorship which are applicable in any way to the services performed under this Agreement, CONSULTANT hereby grants and agrees to grant to ZOOM a perpetual, worldwide, royalty-free, nonexclusive license to use all such Works of Authorship insofar as is reasonably necessary for ZOOM's unrestricted use of any result of the services provided to ZOOM by CONSULTANT.

8.
DISCLOSURE:

CONSULTANT shall promptly and fully disclose any and all Inventions and Works of Authorship to an appropriate representative of ZOOM as designated in writing by the ZOOM.

9.
FURTHER ASSISTANCE:

CONSULTANT shall, during the term of this Agreement and at any time thereafter, upon the request of and at the expense of ZOOM, do all acts and things including, but not limited to, making and executing documents, applications and instruments and giving information and testimony, in each case, deemed by ZOOM from time to time, in its sole discretion, to be necessary or appropriate (i) to vest, secure, defend, protect or evidence the right, title and interest of ZOOM in and to any and all Inventions, Works of Authorship and Confidential Information owned by ZOOM or required by this Agreement to be assigned to ZOOM; and (ii) to obtain for ZOOM, in relation to all such, letters patent, design registrations, copyright registrations and/or mask work registrations, in the United States and any foreign countries, and/or any reissues, renewals and/or extensions thereof.

10.
RETURN OF DOCUMENTS:

All media on which any Inventions, Works of Authorship or Confidential Information may be recorded or located, including, without limitation, documents, samples, models. blueprints, photocopies, photographs, drawings, descriptions, reproductions, cards, tapes, discs and other storage facilities (collectively. "Documentation") made by CONSULTANT or that come into CONSULTANT's possession by reason of CONSULTANT's relationship hereunder with ZOOM are the property of ZOOM and shall be returned to ZOOM by CONSULTANT upon termination of this Agreement. CONSULTANT will not deliver, reproduce, or in any way allow any Documentation to be delivered or used by any third party without the written direction or consent of a duly authorized representative of ZOOM.

11.
PREVIOUS OBLIGATIONS:

CONSULTANT represents and warrants to ZOOM that CONSULTANT has no continuing obligation with respect to assignment of inventions, developments or improvements to any previous employer(s) or any other party, nor does CONSULTANT claim any existing title in any previous unpatented inventions, developments or improvements within the scope of this Agreement except as may be set forth on an Exhibit hereto acknowledged on the face thereof as an Exhibit hereto by an authorized representative of ZOOM.

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12.
CONFLICTING EMPLOYMENT:

CONSULTANT agrees that, during the term of its consulting relationship with the Company, CONSULTANT will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of its consulting relationship, nor will CONSULTANT engage in any other activities or potentially compete with the Company.

13.
SOLICITATION OF EMPLOYEES/CUSTOMERS:

CONSULTANT agrees that during the term of CONSULTANT's consulting relationship and for a period of three (3) years following the termination of CONSULTANT's consulting relationship with the Company for any reason, whether with or without cause, CONSULTANT shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or CONSULTANTs to leave their employment, or take away such employees or CONSULTANTs of the Company, either for itself or for any other person or entity.

14.
INDEMNIFICATION - WAIVER OF RIGHTS:

CONSULTANT agrees to indemnify, and hold ZOOM harmless from all claims for bodily injury or property damage that may arise from CONSULTANT's services. CONSULTANT waives all rights against ZOOM for damages covered by CONSULTANT's insurance. In the event that ZOOM shall authorize CONSULTANT to use one or more subcontractors under this Agreement. CONSULTANT shall require similar waivers from all such subcontractors. Waiver of any breach of this Agreement shall not be implied as a waiver of any other breach of this Agreement.

15.
GOVERNING LAW:

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law rules. For purposes of jurisdiction, the Parties agree that all disputes shall be heard exclusively in the state and federal courts located in Boston, Massachusetts.

16.
NOTICE:

Any written notice provided in relation to this Agreement shall be considered as valid if sent by certified mail, return receipt requested to ZOOM at the following address:

Name:
Joe Wytanis
Title:
President & COO
Address:
225 Franklin Street
Address:
26th Floor
City, State, Zip:
Boston, MA 02110

Email Address:

Telephone:

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Any written notice provided in relation to this Agreement shall be considered as valid if sent by certified mail, return receipt requested, to CONSULTANT at the following address:

Name:
Jacquelyn Barry Hamilton
Title:
Acting CFO
Address:
Address:

Email Address:
Telephone:

17.
SUCCESSORS AND ASSIGNS:

The provisions of this Agreement shall be binding on CONSULTANT and CONSULTANT's heirs, personal representatives, successors and assigns and shall inure to the benefit of ZOOM and its successors, assigns, subsidiaries, affiliated corporations and ventures.

18.
MISCELLANEOUS PROVISIONS:

The agreements, assignments and representations made by CONSULTANT hereunder and the obligations of CONSULTANT herein shall survive the expiration and/or termination of this Agreement, whether by CONSULTANT or ZOOM. This Agreement may be modified only by a written instrument duly executed by an officer of ZOOM. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by such an officer of ZOOM. The failure of ZOOM at any time to enforce performance by CONSULTANT of any provision of this Agreement shall in no way affect ZOOM's rights thereafter to enforce the same, nor shall the waiver by ZOOM of any breach of any provision hereof be deemed to be a waiver by ZOOM of any other breach of the same or any other provision hereof. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of CONSULTANT against ZOOM, whether predicated on this Agreement or otherwise.

If any paragraph or provision of this Agreement, or the application of such paragraph or provision, is held invalid, the remainder of this Agreement and the application of such paragraph or provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby. This Agreement and CONSULTANT’s rights and obligations hereunder may not be assigned by CONSULTANT. This Agreement shall be binding upon and inure to the benefit of ZOOM and its successors and assigns and shall be binding upon CONSULTANT and CONSULTANT’s heirs, executors and administrators.

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19.
ENTIRE AGREEMENT:

This Agreement supersedes all prior and/or contemporaneous agreement and/or understandings made with respect to the same subject matter and constitutes the entire agreement between CONSULTANT and ZOOM with respect to the subject matter hereof. No modification to this Agreement shall be enforceable, except when in writing and signed by the Parties hereto.

The Parties hereto, intending to be legally bound hereby, have caused this CONSULTANT Agreement to be duly executed as of the date written below.

Zoom Telephonics, Inc.	Delfinavent, LLC

By: /s/ Joe Wytanis	By: /s/ Jacquelyn Barry Hamilton

Name: Joe Wytanis	Name: Jacquelyn Barry Hamilton

Title: President & COO	Title: Manager

Date: 01/18/2020	Date: January 18, 2020

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EXHIBIT A
CONSULTING SERVICES

The CONSULTANT shall provide those services that normally fall under ZOOM’s Chief Financial Officer Job Responsibilities. The CONSULTANT will provide these Chief Financial Officer Consulting Services on an “interim basis” until a full-time Chief Financial Officer is hired, and a transition is completed.

Consultant Job Duties

●
Manage a staff of 3 to 4 individuals.
●
SEC and internal company reporting, including performance scorecard and financial dashboards as well as working with our experienced Controller, auditors, and corporate attorney
●
“Own” our financials, receivables, payables, cash management, and tax matters, working with our good team
●
Skill at working with employees, auditors, lawyers, and our outside investor relations firm
●
Capable of good written and verbal communication including communication with investors and potential investors
●
Able to capably handle legal matters including contracts, trademarks, and SEC matters
●
“Own” budgeting and forecasting
●
Demonstrated capability in raising money when needed
●
Financial modeling and sensitivity analysis for new product introductions, pricing and new contract negotiations

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EXHIBIT B
CONSULTING COMPENSATION AND PAYMENT

CONSULTANT is a 1099 Independent Contractor reporting directly to Joe Wytanis, President and will be paid $87.00 per hour after each weekly approved submittal.

Payment terms are Net 30 days to be paid by ACH electronic transfer to CONSULTANT’s designated business bank account.

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